UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 8, 2024 (July 5, 2024)

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane
Dallas,	Texas	75231
(Address of Principal Executive Offices)		(Zip Code)

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 par value	KOS	New York Stock Exchange
London Stock Exchange

Registrant’s telephone number, including area code: +1 214 445 9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2024, Jason E. Doughty informed Kosmos Energy Ltd. (the “Company”) that he is stepping down from his role as Senior Vice President, General Counsel and Corporate Secretary of the Company effective as of July 8, 2024 (the “Transition Date”). In line with planned succession, Mr. Doughty is being succeeded by Josh R. Marion, the Company’s current Vice President and Deputy General Counsel, who is being appointed Senior Vice President, General Counsel and Corporate Secretary of the Company effective as of the Transition Date. In order to assist with the orderly transition of his role to Mr. Marion, Mr. Doughty has agreed to continue to serve as a Senior Advisor to the Company’s Chairman and Chief Executive Officer until January 31, 2025, when he will retire from employment with the Company.

Mr. Marion, age 42, joined Kosmos in July 2012. He has served as the Company’s Vice President and Deputy General Counsel since March 2021. Prior to that, he served as the Company’s Associate General Counsel, from May 2014 to March 2021, and as Senior Counsel from July 2012 to May 2014. Mr. Marion holds a Bachelor’s of Business Administration (B.B.A.) in Accounting and a Masters of Science (M.S.) in Finance from Texas A&M University, and earned a Juris Doctor (J.D.) from the SMU Dedman School of Law.

In connection with his retirement, Mr. Doughty and the Company have entered into a Transition Services and Separation Agreement pursuant to which Mr. Doughty will continue to receive his current salary and benefits through his date of retirement and will be eligible to receive his annual performance-based cash bonus for the 2024 performance year. In addition, in accordance with the Company’s executive retirement guidelines previously approved by the Compensation Committee of the Board of Directors of the Company, subject to Mr. Doughty’s satisfaction of certain requirements under the executive retirement guidelines (including his execution of a release of claims agreement), the service-based vesting conditions applicable to any equity awards held by Mr. Doughty under the Company’s Long Term Incentive Plan that have been outstanding for at least one-year from the applicable grant date will be waived, and any such equity awards that are subject to performance-based vesting conditions will vest only to the extent the applicable performance goals are achieved.

The foregoing description of Mr. Doughty’s Transition Services and Separation Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2024

KOSMOS ENERGY LTD.

By:	/s/ NEAL D. SHAH
Neal D. Shah
Senior Vice President and Chief Financial Officer

3